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                                                                     EXHIBIT 5.1

                                                       HARRIS BEACH LLP
                                                       ATTORNEYS AT LAW


                                                       THE GRANITE BUILDING
                                                       130 EAST MAIN STREET
                                                       ROCHESTER, NEW YORK 14604
                                                       (716) 232-4440

May 3, 2001



                    OPINION AND CONSENT OF HARRIS BEACH LLP


Electric Fuel Corporation
632 Broadway (Suite 301)
New York, New York 10012

Ladies and Gentlemen:

     Reference is made to our opinion dated April 30, 2001 and included as
Exhibit 5.1 to Amendment No.1 to Registration Statement on Form S-3 (File No. 333-59346) (the "Registration Statement") filed on May 1, 2001 by Electric Fuel Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement to the Registration Statement dated May 3, 2001 (the "Prospectus Supplement") to be filed by the Company pursuant to Rule 424 promulgated under the Securities Act. The Prospectus Supplement relates to the offering by the Company of 4,045,454 shares of common stock, par value $.01 per share of the Company (the "Common Stock") and warrants to purchase an aggregate of 2,696,971 shares of Common Stock ("the Warrants").

     We have (i) examined and relied upon original, certified, conformed, photostat or other copies of the Amended and Restated Certificate of Incorporation, as amended ("Amended and Restated Certificate of Incorporation") of the Company, the Bylaws, as amended ("Bylaws") of the Company and such other documents and records, and (ii) made such investigation of fact and such examination of law, as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon the representations and/or certificates of the officers of the Company.

     Based upon the foregoing and assuming that the Warrants are duly executed and delivered by the Company, we are of the opinion that (i) the Common Stock being offered pursuant to the Prospectus Supplement (including the shares of Common Stock issuable upon the exercise of the Warrants being offered pursuant to the Prospectus Supplement), when issued and delivered as contemplated by the Prospectus Supplement, will be validly issued, fully paid, and non-assessable, and (ii) the Warrants, which are governed by the laws of the State of New York, when issued and delivered as contemplated by the Prospectus Supplement, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.
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Electric Fuel Corporation                               HARRIS BEACH LLP
May 3, 2001                                             ATTORNEYS AT LAW
Page 2


   The opinions set forth above are subject to the following  qualifications:

   (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

   (b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the current laws of the States of New York and Delaware.

   (c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

   (d) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus Supplement. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist.

                                             HARRIS BEACH LLP

                                             /s/ Harris Beach LLP